State of Delaware
Secretary of State
Division of Corporations
Delivered 10:26 PM 10/03/2007
FILED 08:03 PM 10/03/2007
SRV 071082576 - 3470237 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.) The jurisdiction where the Corporation first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The date the corporation first formed is December 18, 2001.

4.) The name of the Corporation immediately prior to filing this Certificate is Solectron USA, Inc.

5.) The name of the Limited Liability Company as set forth in the Certificate of Formation is Solectron USA LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 2nd day of October 2007.

By: [signature]
Carrie Schiff, Authorized Person

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

FIRST: The name of the limited liability company formed hereby is:

SOLECTRON USA LLC

SECOND: The address of the limited liability company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington 19801, County of New Castle, and the name of the registered agent in the State of Delaware at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 2nd day of October, 2007.

Carrie Schiff

Carrie Schiff, Authorized Person

3952182v1

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:52 PM 03/10/2008
FILED 04:41 PM 03/10/2008
SRV 080300663 - 3470237 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Solectron USA LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of this limited liability company is changed from Solectron USA LLC to Flextronics America, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10th day of March, A.D. 2008.

By: [signature]
Authorized Person(s)

Name: Thomas J. Smach
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